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                                                          EXHIBIT 23.1

                    CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the following Registration Statements of IMC Global Inc. and in the related Prospectuses of our report dated January 26, 1998 with respect to the consolidated financial statements of IMC Global Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                          Commission File No.

                         --------------------

                        Form S-3, No. 333-27287
                        Form S-3, No. 333-41713
                        Form S-4, No. 333-00439
                        Form S-4, No. 333-40377
                        Form S-8, No. 33-43074
                        Form S-8, No. 33-59685
                        Form S-8, No. 33-59687
                        Form S-8, No. 333-00189
                        Form S-8, No. 333-00439
                        Form S-8, No. 333-40377
                        Form S-8, No. 333-40781
                        Form S-8, No. 333-40783



ERNST & YOUNG LLP


Chicago, Illinois
March 11, 1998


Docket No. 233412